Exhibit 10.1
FIRST AMENDMENT TO
HILAND HOLDINGS
LONG-TERM INCENTIVE PLAN
     WHEREAS, Hiland Partners GP Holdings, LLC, a Delaware limited liability company (the “Company”), the general partner of Hiland Holdings GP, LP, a Delaware limited partnership (the “Partnership”), has adopted the Hiland Holdings Long-Term Incentive Plan (the “Plan”);
     WHEREAS, pursuant to Section 7 of the Plan, the Board of Directors of the Company (the “Board”) or the committee appointed by the Board to administer the Plan may amend the Plan;
     WHEREAS, the Board desires to amend the definition of “Affiliate” contained in Section 2 of the Plan;
     NOW, THEREFORE, the Plan shall be amended as follows effective as of November 6, 2008:
1. The definition of “Affiliate” contained in Section 2 of the Plan shall be deleted in its entirety and the following shall be substituted therefore:
     “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise; provided, however that, after November 6, 2008, any entity controlled directly or indirectly by any of the Hamm Parties, other than the Company, the Partnership or any of their respective subsidiaries, shall not be considered an Affiliate of the Company, the Partnership or any of their respective subsidiaries for purposes of the Plan or any Awards granted thereunder, except those Awards held on November 6, 2008 by a Pa rticipant who is an employee of any entity controlled directly or indirectly by any of the Hamm Parties, other than the Company, the Partnership or any of their respective subsidiaries, on November 6, 2008.”
2. Capitalized terms used but not defined herein shall have the meanings attributable to them in the Plan.
3. As amended hereby, the Plan is specifically ratified and reaffirmed.